UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2022

Accredited Solutions, Inc.
(Exact name of registrant as specified in its charter)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification Number)

9980 South 300 West, Suite 200 Sandy, Utah	84070
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 23, 2022, Accredited Solutions, Inc., formerly known as Good Hemp, Inc., a Nevada corporation (the “Company”), entered into a Standby Equity Commitment Agreement dated August 17, 2022 (the “Equity Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”) with MacRab LLC, a Florida limited liability company (the “Investor”), pursuant to which the Company has the right to sell to the Investor up to $5,000,000 in shares of its common stock (“Common Stock”), subject to certain limitations. The Investor was also issued a five-year warrant (the “Warrant”) to purchase 5,555,555 shares of Common Stock (the “Warrant Shares”) with standard anti-dilution provisions and cashless exercise.

Under the terms and subject to the conditions of the Equity Agreement, the Investor is obligated to purchase up to $5,000,000 in shares of Common Stock (subject to certain limitations) from time to time over the 24-month period commencing on the date of the Equity Agreement. The price per share of Common Stock shall be eighty-eight percent (88%) of the average of the volume weighted average price of the common stock for six trading days following the clearing date associated with the put notice delivered by the Company to the Investor. The minimum amount of each put shall be $10,000 and the maximum shall be the lower of 200% of the average daily trading volume and $250,000.

The Company’s sales of shares of Common Stock to the Investor under the Equity Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 4.99% of the then-outstanding shares of the Common Stock.

The Company agreed with the Investor that it will not enter into any other credit equity line agreements without the prior consent of the Investor.

Pursuant to the terms of the Registration Rights Agreement, the Company shall file a registration statement with the SEC with respect to the shares of Common Stock issuable to the Investor pursuant to the Equity Agreement and the Warrant Shares within 60 calendar days.

The Equity Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and the Investor and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.

J.H. Darbie & Co. acted as placement agent in connection with the execution and delivery of the agreements with the Investor.

The foregoing descriptions of the Warrant, the Equity Agreement and the Registration Rights Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Warrant, the Equity Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 4.1, Equity 10.1 and 10.2, respectively, each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the Warrant by the Company to the Investor under the Equity Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

Item 7.01 Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release reporting its entry into the Equity Agreement with the Investor. The text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing description of the Company’s press release is qualified in its entirety by the full text thereof, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
4.1*	Warrant dated August 17, 2022, issued by the Company to MacRab LLC
10.1*	Standby Equity Commitment Agreement, dated August 17, 2022, between the Company and MacRab LLC
10.2*	Registration Rights Agreement, dated August 17, 2022, between the Company and MacRab LLC
99.1*	Press Release issued by the Company dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

ACCREDITED SOLUTIONS, INC.

Dated: August 25, 2022	By:	/s/ Douglas V. Martin
Douglas V. Martin
Interim Chief Executive Officer

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